UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 24, 2009

SouthWest Water Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, CA	90017-3782
(Address of principal executive offices)	(Zip Code)

(213) 929-1800
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment to the Form 8-K filed by SouthWest Water Company on April 30, 2009 is being filed to amplify and supplement the disclosures contained in the Form 8-K as originally filed.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2009, SouthWest Water Company appointed David Stanton, the Chief Operating Officer of the Company, to the additional position of Chief Financial Officer.  On May 1, 2009, the Company also designated Ben Smith, the Company’s Vice President of Financial Services, as the principal accounting officer of the Company.

Mr. Stanton, age 43, joined SouthWest Water Company in November 2006 as Executive Vice President of Corporate Development and in December 2007 was appointed to the position of Chief Operating Officer and Interim Chief Financial Officer in April 2009. From 2001 to 2006, Mr. Stanton held a variety of positions with Earth Tech, a division of Tyco International, Inc., an international environmental water and wastewater service provider. From 2003 to 2006, Mr. Stanton served as an Executive Vice President overseeing the international water and asset management business. From 2002 to 2003, he served as Earth Tech’s Chief Financial Officer. From 2001 to 2002 he served as Senior Vice President of Corporate Development.

Mr. Smith, age 38, is a Certified Public Accountant and joined SouthWest Water in May 2006 as divisional chief financial officer for the company’s contract services business.  He was promoted to Vice President of Financial Services in January 2008 and is leading the Company’s operational accounting efforts through the current audit and restatement process.  From 2004 until joining SouthWest Water, Mr. Smith served as Manager of Retail Power Accounting at Calpine Power America.

Item 8.01     Other Events.

On April 30, 2009 the Company issued a news release announcing the management changes.

The information contained in the news release is incorporated herein by reference and furnished as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(c)       Exhibits

Exhibit No.	Description
99.1	April 30, 2009 News Release*

*	Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY
(Registrant)

		By:	/s/ William K. Dix
			Name:	William K. Dix
			Title:	Vice President, General
Counsel and Corporate Secretary

Date:	May 6, 2009